SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                               SNH Capital Trust I
             (Exact Name of Registrant as Specified in its Charter)

               Maryland                                  04-6943320
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


            400 Centre Street
          Newton, Massachusetts                                      02458
(Address of Principal Executive Offices)                           (Zip Code)



If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |X|

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |_|



Securities  Act  registration  statement file number
to which this form relates:                                         333-60392
                                                                 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                   Title of Each Class                                  Name of Each Exchange on Which
                   to be so Registered                                  Each Class is to be Registered
                   -------------------                                  ------------------------------

          10.125% Trust Preferred Securities                                New York Stock Exchange
          (Liquidation Amount $25 per Trust
               Preferred Security)


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                              --------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

This Registration Statement relates to the 10.125 % Trust Preferred Securities (Liquidation Amount $25 per Trust Preferred Security) of SNH Capital Trust I, a Maryland business trust. A description of the 10.125 % Trust Preferred Securities (Liquidation Amount $25 per Trust Preferred Security) is contained in the prospectus supplement dated June 18, 2001 of SNH Capital Trust I and Senior Housing Properties Trust (the "Prospectus Supplement") to the prospectus dated May 21, 2001 (File No. 333-60392) (the "Prospectus"), filed pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended. Such description is incorporated herein by this reference. The Prospectus and Prospectus Supplement are part of the Registration Statement on Form S-3 (Registration Statement No. 333-60392) (the "S-3 Registration Statement") of Senior Housing Properties Trust, SNH Capital Trust I and other subsidiaries of Senior Housing Properties Trust.

Item 2.  Exhibits.

Exhibit
Number            Description of Exhibit

1.1 The Prospectus and Prospectus Supplement (Incorporated by reference to the S-3 Registration Statement).

1.2 Certificate of Trust of SNH Capital Trust I (Incorporated by reference to Exhibit 4.12 to the S-3 Registration Statement).

1.3 Declaration of Trust of SNH Capital Trust I (Incorporated by reference to Exhibit 4.13 to the S-3 Registration Statement).

1.4 Form of Amended and Restated Trust Agreement of SNH Capital Trust I (Incorporated by reference to Senior Housing Properties Trust's Current Report on Form 8-K dated June 18, 2001).

1.5 Form of Certificate evidencing the 10.125 % Trust Preferred Securities (Contained in Exhibit C of the Amended and Restated Trust Agreement, the form of which is filed in Senior Housing Properties Trust's Current Report on Form 8-K dated June 18, 2001).

1.6 Form of Junior Subordinated Indenture (Incorporated by reference to Senior Housing Properties Trust's Current Report on Form 8-K dated June 18, 2001).

1.7 Form of Supplemental Indenture No. 1 to Junior Subordinated Indenture (Incorporated by reference to Senior Housing Properties Trust's Current Report on Form 8-K dated June 18, 2001).

1.8 Form of 10.125 % Junior Subordinated Debenture (Contained in Exhibit A to the

         Form of Supplemental Indenture No. 1 to Junior Subordinated Indenture incorporated by reference to Senior Housing Properties Trust's Current Report on Form 8-K dated June 18, 2001)

1.9 Form of Guarantee Agreement (Incorporated by reference to Senior Housing Properties Trust's Current Report on Form 8-K dated June 18,
         2001).


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



                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                  SNH CAPITAL TRUST I

Date: June 20, 2001
                                                  By:   /s/ Barry M. Portnoy
                                                      -------------------------
                                                      Name:  Barry M. Portnoy
                                                      Title:  Regular Trustee



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